Exhibit 23


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-44671 of Sears DC Corp. of our report dated March 16, 1999 appearing in this Annual Report on Form 10-K of Sears DC Corp. for the year ended January 2, 1999.




Deloitte & Touche LLP
Chicago, Illinois
March 16, 1999